Exhibit 99.2 2Q19 Earnings Presentation July 25, 2019

Forward Looking Statements Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: failure to obtain shareholder or regulatory approval for the acquisition of Oritani Financial Corp. or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe; the inability to realize expected cost savings and synergies from the Oritani merger in amounts or in the timeframe anticipated; costs or difficulties relating to Oritani integration matters might be greater than expected; material adverse changes in Valley’s or Oritani’s operations or earnings; the inability to retain customers and qualified employees of Oritani; the inability to repay $635 million of higher cost FHLB borrowings in conjunction with the Oritani merger; developments in the DC Solar bankruptcy and federal investigations that could require the recognition of additional tax provision charges related to uncertain tax liability positions; due diligence issues or other matters prevent the expected sale and leaseback of three branch properties or expenses that reduce the additional pre-tax net gain expected to be recognized in the second half of 2019; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; the inability to grow customer deposits to keep pace with loan growth; an increase in our allowance for credit losses due to higher than expected loan losses within one or more segments of our loan portfolio; less than expected cost savings from Valley's branch transformation strategy; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trademark infringement, employment related claims, and other matters; changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SLIDE 3

Executing on Stated Goals

Focus on our core principles have supported profitability despite challenging market environment

✓ **Maintaining** above-average loan growth compared to the industry

6.0%[1]

QoQ annualized growth rate compared to 4.9% for the industry[2]

✓ **Remaining** disciplined about controlling expenses resulting in improving efficiency

306bps

Reported efficiency ratio in 2Q19 Improved +300bps compared to 2Q18

✓ **Furthering** revenue diversification in a measured approach

11.1%

Noninterest income to total revenue diversification supports more stable results



Interest rate headwinds materially offsetting underlying progress
0.92%
0.04%
-0.30%
0.98%
1.01%
1.40%
0.93%
0.94%
0.96%
2Q18
1Q19
2Q19
Annualized Return on Average Assets, Reported
Annualized Return on Average Assets, Adjusted
5-Year Swap Rate Minus 1-Month LIBOR [3]

[1]Loan growth is the percent change in total loans from March 31, 2019 to June 30, 2019 (QoQ), annualized. [2]Industry loan growth is the percent change from March 31, 2019 to June 30, 2019, annualized, in total loans and leases for all commercial banks excluding the 25 largest banks by assets as reported by the Board of Governors of the Federal Reserve System via the St. Louis Federal Reserve. [3]Quarterly average, ICE Swap Rates, 11:00 A.M. (London Time), Based on U.S. Dollar, 5 Year Tenor Minus 1-Month London Interbank Offered Rate (LIBOR), based on U.S. Dollar via the St. Louis Federal Reserve.

2Q 2019 Highlights 4 Reported Adjusted1 2Q19 1Q19 2Q18 2Q19 1Q19 2Q18 Return on 0.94% 1.40% 0.98% 0.96% 0.93% 1.01% Average Assets Efficiency Ratio 57.19% 45.29% 60.25% 54.58% 54.79% 57.14% Diluted Earnings Per $0.22 $0.33 $0.21 $0.23 $0.22 $0.22 Share Year-over-year quarterly adjusted earnings per share growth of 4.5% Annualized linked quarter net loan growth of 6.0% Net interest margin declined 2 bps linked quarter Linked quarter adjusted efficiency ratio improvement of 21 basis points 1Please refer to the Non-GAAP Disclosure Reconciliation on pages 14 & 15

Revenues 5 1 Net Interest Income and Margin Adjusted Non-Interest Income Trends ($mil) Quarterly year-over-year NII growth of 4.3% (FTE) $38.1 Gain-on-Sale of Loans 3.11% 7.6 $30.5 $29.2 Service Charges $219.9 $221.4 3.9 $212.3 6.7 4.6 5.8 Loan Servicing 2.0 5.9 Fees 2.4 2.98% 7.3 2.96% 2.4 Trust, Investment 5.7 & Insurance 2.7 5.4 2.2 1.9 BOLI 2Q18 1Q19 2Q19 11.8 10.5 9.0 2 Other NII ($mil) NIM All metrics are represented on full tax equivalent basis 2Q18 1Q19 2Q19 Quarterly net interest margin negatively impacted by higher Linked quarter non-interest income growth of 4.5% driven by net premium amortization of investment securities and higher stronger swap fee generation funding costs We recognized a $2mil after-tax charge during the period, We are revising our anticipated full year net interest income related to impairment of a single previously acquired growth to a range of 4.5% to 6.5% to allow for a period of investment security prolonged yield curve inversion (previous range of 5% to 7%) 1Refer to Non-GAAP disclosures reconciliation on pages 14 & 15. 2Other Income includes income from swap fees, credit card fees, net gains and losses from sales of assets and securities, FDIC loss-share income/expense (change in FDIC receivable) and other additional sources.

Noninterest Expense 6 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%)1 153.7 151.7 149.9 147.8 141.7 < 51.0 57.2 143.3 142.2 142.6 2 54.8 54.6 136.9 135.8 45.3 2Q18 3Q18 4Q18 1Q19 2Q19 1Q19 2Q19 1Q19 2Q19 2020 Goal Reported Reported Adjusted Adjusted (Adjusted) Reported Expenses Adjusted 1 2Q19 Adjusted Operating Expenses ($, in millions)1 Modest linked quarter increase in adjusted Other notable items in 2Q19 expenses driven by higher rent expense and increases in data processing costs. $136.9 Mortgage We expect to maintain a relatively flat adjusted $4.9 $1.1 Commissions expense base for the remainder of the year. Adjusted Expenses Amortization of tax credits 1Refer to the appendix on pages 14 & 15 regarding non-GAAP financial measures.

Loans & Loan Growth 7 1 Loan Portfolio by Product (2Q19) 1 Linked-Quarter Annualized Loan Trends Res. Mortgage, 15.9% C&I, 18.3% Auto 4.4% Home Equity -8.9% Res. Mortgage 0.1% Multi-family, Consumer, 14.9% $25.8 10.3% Construction 20.6% bil Non-Owner Occupied CRE 6.0% Construction, 5.9% Owner-Occupied CRE 5.2% Owner Occupied CRE, Non-owner Occupied CRE, Multi-family 0.4% 11.4% 23.3% C&I 9.8% New loan originations ($bil) and Spread (%) Strong Performance and Outlook 3.12% 3.21% 2Q19 annualized loan growth of 6.0%, net of residential mortgage sales (or 9.5% before sales) 3.00% 2.99% We remain confident in our ability to execute on our previous $1.6 $1.5 $1.2 $1.3 guidance range of 6-8% loan growth for the full-year 3Q18 4Q18 1Q19 2Q19 Origination Volume (Gross) Spread 1Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release.

Deposits & Funding 8 Recent Deposit Trend ($ in billions)1 Total Liabilities 6/30/19 1 ($134) mil Non-interest bearing Time +$230 mil $6.3 7.1 7.3 $0.6 Savings, NOW & MMA $1.8 Noninterest Bearing 6.4 6.3 ($25) mil Time $2.4 $29.5 bil Short-term Savings, Now & $11.1 borrowings 11.4 11.1 MMA ($339) mil Long-term borrowings $7.3 Other 1Q19 2Q19 New Commercial & Consumer Deposit Trends ($mil) Funding Trends for 2Q19 $1,000 1.96% 2.14% 2.20% 2.03% Loan-to-deposit ratio at 6/30/2019 of 104% $750 1.52% Outflows in Savings, NOW & MMA largely $500 reflect seasonal impact of 0.73% municipal/government deposits $250 0.44% 0.72% 0.72% 0.62% Brokered deposits at 8% of total deposits $0 remained flat from previous quarter 2Q18 3Q18 4Q18 1Q19 2Q19 Commercial Origination Core Retail Origination Commercial Rate Core Consumer Rate 1Sums may be inconsistent due to the effects of rounding.

Asset Quality

SLIDE 9

NCOs/Avg. Loans[1]


0.01%
0.08%
0.05%
2Q18
1Q19
2Q19

Nonaccruals/Loans[2]


0.36%
0.37%
0.37%
2Q18
1Q19
2Q19

Taxi Medallion Update

Taxi Medallion	3/31/19	6/30/19
Related Reserves as a % of Total Exposure	23.33%	24.33%
Total Exposure	$127 mil	$121 mil
Taxi medallions as a % of Total Loans	0.50%	0.47%

- Quarterly net charge-offs of $2.98 million driven primarily by taxi medallion related credits
- Significant linked quarter reduction in accruing past due loans
- Underlying credit trends remain strong across all categories

[1]Represents annualized net charge-offs as a percentage of average loans for the period indicated; [2]Represents nonaccrual loans as a percentage of total outstanding loans for the period indicated.

Branch Transformation Update 10 Approximately one year ago, Valley embarked on a multi-year transformation of its retail network to create a branch infrastructure that is more reflective of current trends and adaptive to future activity within our present and prospective target markets. The goal is to achieve a more relevant branch network that enhances relative share of our footprint. We developed multiple workstreams to enhance the levels of service, sales and advisory, and provide a more efficient platform for transactions. Phases 1 & 2 Findings Workstreams for Improved Performance We originally identified 74 underperforming branches in relation to our NJ/NY franchise We closed 20 identified branches through 3/31/2019 Location and Products and Workstreams and timelines to improve the Functionality Services remaining 54 branches We anticipate closing about 10 additional branches through 6/30/2020 as part of the second phase The remaining branches remain under close Staffing and Training observation under the dedicated timeline (slide 12)

Branch Transformation Update 11 Underperforming Branches All other NJ/NY Branches Deposit Mix Trend Deposit Mix Trend Note: excludes receiving branches due to closure +3.3% +8.5% +23.9% 7.00 6.01 1.12 1.07 5.82 1.20 1.03 6.00 +2.3% +21.1% 1.00 +5.2% 0.87 5.00 3.70 Billions 3.61 0.80 4.00 2.93 Billions 0.60 0.47 0.49 3.00 2.42 0.40 2.00 0.20 1.00 0.00 0.00 Non-Interest Interest Time Non-Interest Interest Time 6/30/2018 6/30/2019 6/30/2018 6/30/2019 Underperforming Branches Key Highlights Average Branch Balance ($mil) 52,000 • Growth in non-interest bearing deposits at underperforming branches was strong 50,000 compared to the remaining NJ/NY branch 48,000 +13.5% network 46,000 Millions 49,688 • The average branch deposit for our 44,000 underperforming branches increased $6M 43,784 42,000 from $43.8M to $49.7M 6/30/2018 6/30/2019

Branch Transformation Update 12 Phase 1 (2018) Phase 2 (2019) Phase 3 (2020) Identification and Beginning Renovations/Consolidation/New Renovations/Consolidation/New Implementation Opportunities Opportunities Initial Round of Consolidation Reassessment and Remediation Reassessment and Remediation ✔ (3Q18-1Q19) ✔ of Less Efficient Branches of Lower Balance Branches Renovations of Best Potential Consolidation of Less Potential Consolidation of Lower ✔ Performers (3Q18 – 4Q20) ✔ Efficient Branches Balance Branches Address Less Efficient Branches Renovation/Repositioning Renovation/Repositioning of ✔ (3Q18-2Q19) ✔ Branches that remain Branches that remain Address Lower Balance New Market Opportunities New Market Opportunities ✔ Branches (3Q18 – 2Q20) (Ongoing) (Ongoing) New Market Opportunities (Ongoing)

Targets & Outlook 13 2019 Full-year loan growth • We are targeting net loan growth in the range of 6% to 8% (unchanged) 2019 Net Interest Income • We anticipate net interest income growth of approximately 4.5% to (range lowered) 6.5%, revised from previous range of 5% to 7% 2019 Adjusted Efficiency Ratio • We expect to achieve an adjusted efficiency ratio below 55% (unchanged) Tax Rate • We expect the tax rate for the year to be in the range of 25%-27%, (range lowered) revised from the previous range of 25.5% to 27.5%

Non-GAAP Disclosure Reconciliation 14 Three Months Ended June 30, March 31, June 30, ($ in thousands, except for share data) 2019 2019 2018 Adjusted net income available to common shareholders: Net income, as reported $76,468 $113,330 $72,802 Less: Gain on sale leaseback transactions (net of tax)(a) — (55,707) — Add: Net impairment losses on securities (net of tax) 2,078 — — Add: (Gains) losses on securities transaction (net of tax) (8) 23 26 Add: Severance expense (net of tax)(b) — 3,433 — Add: Tax credit investment impairment (net of tax)(c) — 1,757 — Add: Merger related expenses (net of tax)(d) — — 2,326 Add: Income tax expense (benefit)(e) — 12,100 — Net income, as adjusted $78,538 $74,936 $75,154 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $75,366 $71,764 $71,982 (a) The gain on sale leaseback transactions is included in gains on the sales of assets within other non-interest income. (b) Severance expense is included in salary and employee benefits expense. (c) Impairment is included in the amortization of tax credit investments. (d) Merger related expenses are primarily within salary and employee benefits and other expense. (e) Income tax expense (benefit) related to reserves for uncertain tax positions in 2019 and USAB and the Tax Act in the 2018 periods. Adjusted per common share data: Net income available to common shareholders, as adjusted $75,366 $71,764 $71,982 Average number of shares outstanding 331,748,552 331,601,260 331,318,381 Basic earnings, as adjusted $0.23 $0.22 $0.22 Average number of diluted shares outstanding 332,959,802 332,834,466 332,895,483 Diluted earnings, as adjusted $0.23 $0.22 $0.22 Adjusted annualized return on average tangible shareholders' equity: Net income, as adjusted $78,538 $74,936 $75,154 Average shareholders' equity 3,481,519 3,394,688 3,279,616 Less: Average goodwill and other intangible assets 1,156,703 1,160,510 1,163,575 Average tangible shareholders' equity $2,324,816 $2,234,178 $2,116,041 Annualized return on average tangible shareholders' equity, as adjusted 13.51% 13.42% 14.21% Adjusted annualized return on average assets: Net income, as adjusted $78,538 $74,936 $75,154 Average assets $32,707,144 $32,296,070 $29,778,210 Annualized return on average assets, as adjusted 0.96% 0.93% 1.01% Adjusted annualized return on average shareholders' equity: Net income, as adjusted $78,538 $74,936 $75,154 Average shareholders' equity $3,481,519 $3,394,688 $3,279,616 Annualized return on average shareholders' equity, as adjusted 9.02% 8.83% 9.17%

SLIDE 15

Non-GAAP Disclosure Reconciliation

($ in thousands)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Annualized return on average tangible shareholders' equity:					
Net income, as reported	$76,468	$113,330	$72,802	$189,798	$114,767
Average shareholders' equity	3,481,519	3,394,688	3,279,616	3,438,344	3,284,687
Less: Average goodwill and other intangible assets	1,156,703	1,160,510	1,163,575	1,158,596	1,163,901
Average tangible shareholders' equity	$2,324,816	$2,234,178	$2,116,041	$2,279,748	$2,120,786
Annualized return on average tangible shareholders' equity	13.16%	20.29%	13.76%	16.65%	10.82%
Adjusted efficiency ratio:					
Non-interest expense, as reported	$141,737	$147,795	$149,916	$289,532	$323,668
Less: Severance expense (pre-tax)	—	4,838	—	4,838	—
Less: Legal expenses (litigation reserve impact only, pre-tax)	—	—	—	—	10,500
Less: Merger-related expenses (pre-tax)	—	—	3,248	—	16,776
Less: Amortization of tax credit investments (pre-tax)	4,863	7,173	4,470	12,036	9,744
Non-interest expense, as adjusted	$136,874	$135,784	$142,198	$277,496	$286,648
Net interest income	220,234	218,648	210,752	438,882	418,350
Non-interest income, as reported	27,603	107,673	38,069	135,276	70,320
Add: Net impairment losses on securities (net of tax)	2,928	—	—	2,928	—
Add: (Gains) losses on securities transactions, net (pre-tax)	(11)	32	36	21	801
Less: Gain on sale leaseback transaction (pre-tax)	—	78,505	—	78,505	—
Non-interest income, as adjusted	$30,520	$29,200	$38,105	$59,720	$71,121
Gross operating income, as adjusted	$250,754	$247,848	$248,857	$652,663	$489,471
Efficiency ratio, as adjusted	54.58%	54.79%	57.14%	42.52%	58.56%

($ in thousands, except for share data)	As of June 30, 2019	As of March 31, 2019	As of December 31, 2018	As of September 30, 2018	As of June 30, 2018
Tangible book value per common share:					
Common shares outstanding	331,788,149	331,732,636	331,431,217	331,501,424	331,454,025
Shareholders' equity	$3,504,118	$3,444,879	$3,350,454	$3,302,936	$3,277,312
Less: Preferred stock	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	1,155,250	1,158,245	1,161,655	1,166,481	1,162,858
Tangible common shareholders' equity	$2,139,177	$2,076,943	$1,979,108	$1,926,764	$1,904,763
Tangible book value per common share	$6.45	$6.26	$5.97	$5.81	$5.75
Tangible common equity to tangible assets:					
Tangible common shareholders' equity	$2,139,177	$2,076,943	$1,979,108	$1,926,764	$1,904,763
Total assets	33,027,741	32,476,991	31,863,088	30,881,948	30,182,979
Less: Goodwill and other intangible assets	1,155,250	1,158,245	1,161,655	1,166,481	1,162,858
Tangible assets	$31,872,491	$31,318,746	$30,701,433	$29,715,467	$29,020,121
Tangible common equity to tangible assets	6.71%	6.63%	6.45%	6.48%	6.56%

For More Information 16 . Log onto our website: www.valley.com . Email requests to: rkraemer@valley.com . Call Rick Kraemer in Investor Relations, at: (973) 686-4817 . Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Rick Kraemer, FSVP – Director, Corporate Finance  Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC